UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024 (December 12, 2024)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 2A
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 12, 2024, Palisade Bio, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in an underwritten public offering by the Company (the “Public Offering”), (a) 158,000 Class A Units at a public offering price of $1.525 per Class A Unit (the “Class A Units”), with each Class A Unit consisting of (i) one (1) share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) one (1) warrant to purchase one (1) share of Common Stock (a “Common Warrant”) at an exercise price per share of $1.40 and (b) 3,120,688 Class B Units at a public offering price of $1.5249 per Class B Unit (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of (i) one (1) prefunded warrant to purchase one (1) share of Common Stock (a “Prefunded Warrant”) at an exercise price per share of $0.0001 and (ii) one (1) Common Warrant. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to 491,803 additional shares of Common Stock and / or Common Warrants.

The Prefunded Warrants and Common Warrants are exercisable at issuance. The Prefunded Warrants have a perpetual term and the Common Warrants will expire on the five-year anniversary of the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Prefunded Warrants or Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, a holder may not exercise any portion of its Prefunded Warrants or Common Warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the Company’s outstanding Common Stock after exercise.

The Public Offering closed on December 13, 2024. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $4.10 million. The Company intends to use the net proceeds from the Public Offering to fund the Phase 1 clinical trial of PALI-2108, pre-clinical studies, research and development, and working capital.

The Units were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-282883), as amended, which was initially filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2024 and declared effective by the Commission on December 12, 2024, including a prospectus contained therein (the “Registration Statement”). There is no trading market available for the Prefunded Warrants or Common Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Prefunded Warrants or Common Warrants on any securities exchange or nationally recognized trading system.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement, and a lock-up period of 180 days from the closing of the Offering with respect to entering or effecting any issuance of the Company’s securities involving a variable rate transaction, as such term is defined in the Underwriting Agreement.

Warrant Agency Agreement

On December 12, 2024, the Company entered into a warrant agency agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, which will also act as the warrant agent for the Company, setting forth the terms and conditions of the Prefunded Warrants and Common Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

Warrant Amendment Agreement

On December 12, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) whereby the Company, contemporaneously with the closing of the Public Offering, reduced the exercise price of 1,040,217 outstanding common stock warrants (the “Repriced Warrants”) held by an investor that participated in the Public Offering which expire between July 31, 2027 and May 6, 2031. The Repriced Warrants had their exercise price reduced to $1.40 per share. Other than the reduction in exercise price, the terms of the Repriced Warrants remain the same and unchanged. The Company additionally agreed to file prospectus supplements to the applicable registration statements to reflect the reduction in exercise price to the Repriced Warrants within two (2) business days of the closing of the Public Offering.

The Repriced Warrants include the following:

# of Warrants	Issuance Date	Expiration Date	New Exercise Price
3,000	1/31/2022	7/31/2027	$1.40
114,354	2/1/2024	2/1/2029	$1.40
922,863	5/6/2024	5/6/2031	$1.40

The foregoing summaries of the Underwriting Agreement, the form of Prefunded Warrant, the form of Common Warrant, the Warrant Letter Agreement, and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibit 1.01, 4.01, 4.02, 10.01, and 4.03 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the Warrant Amendment Agreement and Repriced Warrants is, to the extent required by this Item 3.02, incorporated herein by reference.

Item 8.01	Other Events.

As of the close of business on December 13, 2024, the Company has 2,765,980 shares of common stock outstanding following the closing of the Public Offering and exercise of certain of the Prefunded Warrants issued in the Public Offering.

On December 12, 2024, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 13, 2024, the Company issued a press release announcing the closing of the Public Offering, a copy of which is attached as Exhibit 99.02 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
1.01	Form of Underwriting Agreement by and between Palisade Bio, Inc. and Ladenburg Thalmann & Co. Inc.
4.01	Form of Prefunded Warrant
4.02	Form of Five-Year Common Stock Purchase Warrant
4.03	Form of Warrant Agency Agreement by and between Palisade Bio, Inc. and Equiniti Trust Company LLC
10.01	Form of Warrant Amendment Agreement
99.01	Press Release dated December 12, 2024
99.02	Press Release dated December 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2024	Palisade Bio, Inc.

		By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer